UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2007

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Jackson Street, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 4, 2007, the Board of Directors of Flexsteel Industries, Inc. (the “Company”) amended the following two sections of the Company’s Restated Bylaws:

•	Section 1a of Article X was amended to permit both certificated and uncertificated shares of the Company’s capital stock rather than just certificated shares.

•	Section 4 of Article X was amended to permit transfers of both certificated and uncertificated shares of the Company’s capital stock rather than just transfers of certificated shares.

Both amendments to the Restated Bylaws were adopted by the Board of Directors at the request of the Company’s transfer agent to comply with the requirement that securities listed on NASDAQ become eligible to participate in the Direct Registration System prior to January 1, 2008. A copy of the June 4, 2007 amendments to the Company’s Restated Bylaws are attached to this Current Report as Exhibit 3.1 and incorporated into this Current Report by reference.

Item 9.01  Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
Exhibit 3.1	Amendments to Restated Bylaws of Flexsteel Industries, Inc. Adopted by Board of Directors on June 4, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC. (Registrant)
Date:	June 5, 2007	By:	/s/ Timothy E. Hall
Timothy E. Hall Vice President-Finance, CFO, and Secretary Principal Financial Officer